Exhibit 99.1

Adoption of Statement of Financial Accounting Standards

No. 166 and 167

Alliance Data Systems Corporation (the “Company”) adopted Financial Accounting Standards No. 166 and 167 on January 1, 2010, which required the consolidation of its credit card securitization trusts. In June 2009, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140 (“Statement No. 166”) and Statement of Financial Accounting Standards No. 167, Amendments to FASB Interpretation No. 46(R) (“Statement No. 167”). In December 2009, Statement No. 166 was codified within the FASB Accounting Standards Codification under Section 860, Transfers and Servicing, and Statement No. 167 was codified within Section 810, Consolidation. For ease of reference, we will continue to refer to Statements No. 166 and 167 under their previous names within this document. Statement No. 166 amends the accounting for transfers of financial assets and will impact the accounting for our credit card asset securitization activities. Under Statement No. 166, the trusts used in our securitization transactions will no longer be exempt from consolidation. Statement No. 167 prescribes an ongoing assessment of our involvement in the activities of the trusts and our rights or obligations to receive benefits or absorb losses of the trusts that could be potentially significant in order to determine whether those entities will be required to be consolidated on our financial statements. The assessment under Statement No. 167, which became effective for us on January 1, 2010, will result in the consolidation of the trusts by us as of that date.

At adoption, the Company added approximately $3.4 billion of assets, including a $0.5 billion addition to loan loss reserves, and approximately $3.7 billion of liabilities to its balance sheet. The impact of the new accounting is a reduction to stockholders equity of $0.4 billion.

The following table shows significant line items on our World Financial Network National Bank (“WFNN”) balance sheet on an actual and pro forma basis, the latter of which gives effect to the adjustments expected to be recorded on January 1, 2010 in connection with adopting Statements No. 166 and 167. The adoption requires a full consolidation of the securitization trusts in accordance with GAAP, which is different from a managed presentation.

$ in millions	12/31/09	Pro forma Opening Balances 1/1/10
Assets	Unaudited
Cash and cash equivalents	$143	$222
Restricted cash	101	293
Loan receivables	718	5,148
Less: allowance for loan losses	(38)	(527)

Net loan receivables	680	4,621
Accounts receivable from securitizations	930	0
Intangible assets, net	88	88
Other	158	268
Total assets	$2,100	$5,492

Liabilities
Securitization liability	$—	$3,655
Certificates of deposit	1,125	1,125
Other	334	340

Total liabilities	1,459	5,120

Stockholders’ equity
Total stockholders’ equity	641	372
Total liabilities and stockholders’ equity	$2,100	$5,492

After adoption, the Company’s consolidated statements of income will no longer reflect securitization income, but will instead report interest income, and certain other income associated with all securitized loan receivables. Net charge offs associated with loan receivables will be reported as cost of operations. Interest expense associated with debt issued from the trusts to third-party investors will be reported in the same line items in our statements of income as certificates of deposit and corporate debt. Additionally, after adoption, we will no longer record initial gains on new securitization activity since securitized credit card loans will no longer receive sale accounting treatment, nor will there be any gains or losses on the revaluation of the interest-only strip receivable as that asset is not recognized in a transaction accounted for as a secured borrowing. Because our securitization transactions will be accounted for under the new accounting rules as secured borrowings rather than asset sales, the cash flows from these transactions will be presented as cash flows from financing activities rather than cash flows from operating or investing activities. Regardless of this accounting treatment, our securitizations are structured to legally isolate the receivables from WFNN and we would not expect to be able to access the assets of our securitization trusts, even in insolvency, receivership or conservatorship proceedings. We do, however, continue to have the rights associated with our retained interest in these trusts.

The banking regulatory agencies issued regulatory capital rules in January 2010 relating to the adoption of the new accounting consolidation standards. These regulatory transition rules permit an optional two-quarter implementation delay, which may be followed by a two-quarter partial (50%) implementation. The effect of these transition rules defers the impact of the newly consolidated trusts to risk-weighted assets and the related risk-based capital requirements. The Company elected these regulatory capital transition rules for its newly consolidated securitization trusts. The following table shows our WFNN regulatory capital amounts and ratios on an actual and pro forma basis as of December 31, 2009, the latter of which gives effect to the estimated $270 million reduction of retained earnings expected to be recorded on January 1, 2010 in connection with adopting Statements No. 166 and 167:

	12/31/2009		3/31/2010
	Actual	Pro-forma upon Consolidation	Estimate
Tier 1 capital	15%	6%	7% - 8%
Well capitalized minimum	6%	6%	6%

Leverage ratio	32%	5% -6%	6% -7%
Well capitalized minimum	5%	5%	5%

Total risk-based capital ratio	16%	18%	20%
Well capitalized minimum	10%	10%	10%

After adoption of the new standards, WFNN’s regulatory capital amounts and ratios are estimated to exceed well capitalized minimum standards. These ratios will increase at March 31, 2010 and during the remainder of 2010 as WFNN generates profits. As in the past, the Company is prepared to provide capital support to WFNN, if necessary, to support growth plans. Should support be required, regardless of form, it will not require us to raise new capital or limit our stock buy-back program and other growth initiatives.

About Alliance Data

Alliance Data (NYSE: ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data. Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at approximately 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.